Exhibit 10(x)

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated for reference the 5th day of August 2009, between Simple Tech, Inc. (the "Company") and Backend Technologies, LLC, a Florida Limited Liability Company (the "Consultant").

WHEREAS, Company wishes to engage the services of the Consultant to act as a consultant for Company and, the Consultant has agreed to accept such engagement on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT
Company hereby agrees to retain the Consultant and the Consultant agrees to work for Company, all in accordance with the terms and provisions of this Agreement.

2. SERVICES
The Consultant shall provide investor relations, project management and strategic consulting services in the following areas including, but not limited to: investor and media relations strategy development; story and message development; corporate and investor website development; material announcement composition; investor relations related vendor management; strategic business consulting; and other related consulting activities that may be required or assigned to Consultant from time to time.

3. TERM
The initial term of this Agreement shall be three (3) months commencing on August 5, 2009, and ending on November, 2009, (the "Initial Term").

4. REMUNERATION
The Consultant shall receive from the Company a fee of one hundred fifty thousand dollars ($150,000) (the "Fee") for services.

5. EXPENSES

The Company shall reimburse the Consultant on demand for all extraordinary expenses and other disbursements, including but not limited to, travel, entertainment, mailing, printing and postage incurred by the Consultant on behalf of Company in connection with the performance of the consulting services pursuant to this Agreement. Extraordinary expenses and other disbursements, exceeding two hundred fifty dollars ($250.00), shall have the Company’s preapproval in writing.

6. TERMINATION
Either party may terminate this Agreement by giving notice to the other party in writing thirty (30) days prior to the effective date of such termination. Any compensation called for under this Agreement through the termination date shall be paid by Company to Consultant.

7. CONFIDENTIALITY
The Consultant agrees that he shall not, either during the Term or at any time thereafter, disclose to any person, any confidential information concerning the business or affairs of Company which the Consultant may have acquired in the course of or incidental to the performance of obligations hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or to the detriment or intended detriment of Company) any confidential information he may acquire with respect to the business or affairs of Company. All such information shall be held by the Consultant in trust for Company for the sole benefit of Company.

8. INDEMNIFICATION

a. The Client agrees to indemnify and hold harmless the Consultant and each partner, officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such partner officer, director or controlling person may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, Client’s material publicly available to the Consultant, or material provided to Consultant by Client for use by Consultant in its performance under this Agreement.

b. The Consultant agrees to indemnify and hold harmless the Client and each officer, director and controlling person of the Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in request thereof) to which the Client or such officer, director or controlling person may become subject, including those under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Consultant or its agent(s).

9. INDEPENDENT CONTRACTORS
The relationship between the parties is that of independent contractors only, and nothing in this Agreement shall be construed as creating a master - servant or partnership relationship between the parties. In addition, the parties agree that this Agreement may not be assigned in whole or in part by the Consultant or Company.

10. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

11. NOTICES
Any notice required or permitted to be given under this Agreement shall be considered to be sufficient if in writing and delivered to the address below-noted of the party being notified:

a.	If to the Company:

Simple Tech, Inc.
2829 Bird Ave., Suite 12
Miami, FL 33133

b.	If to the Consultant:

Backend Technologies, LLC
440 N. Luna Ct.
Hollywood, FL 33021

12. ARBITRATION
All matters and differences in relation to this Agreement shall be referred to arbitration by a single arbitrator if the parties agree on one, and otherwise to three (3) arbitrators, one to be appointed by each party and a third to be chosen by the first two appointed with the arbitration proceeding and any hearing thereon being held in Miami, Florida. Any award or determination of such arbitrator or arbitrators shall be final and binding.

13. ENTIRE AGREEMENT
This Agreement contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as indicated below.

SIMPLETECH, INC.
By: /s/ Robert Miller
Robert Miller, CEO

Agreed to and accepted by:

BACKEND TECHNOLOGIES, LLC
By: /s/ Jason Thaler

Jason Thaler, Managing Member